SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  FORM S-8 POS
                                (Amendment No. 1)

                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               HOUSERAISING, INC.
             (Exact name of registrant as specified in its charter)

          North  Carolina                                      56-2253025
          ---------------                                      ----------
(State  or  other  jurisdiction  of                          (IRS  Employer
incorporation  or  organization)                          Identification  No.)


                  4801 EAST INDEPENDENCE BOULEVARD, SUITE 201
                        CHARLOTTE, NORTH CAROLINA 28212
                                 (704) 532-2121
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Full Title of Plans:
                   2004 NON-QUALIFIED STOCK COMPENSATION PLAN
                            (Full title of the plans)

                               Robert V. McLemore
                                    President
                  4801 East Independence Boulevard, Suite 201
                        Charlotte, North Carolina 28212
                                 (704) 532-2121

            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Bruce M. Pritchett
                                Attorney at Law
                          8 East Broadway, Suite 600A
                           Salt Lake City, Utah 84111
                                 (801) 363-1288


                        CALCULATION OF REGISTRATION FEE


TITLE OF                           PROPOSED       PROPOSED
SECURITIES                         MAXIMUM        MAXIMUM       AMOUNT OF
TO BE                 AMOUNT       OFFERING       AGGREGATE     REGISTRATION
REGISTERED      TO BE REGISTERED   PRICE PER      OFFERING      FEE
                                   SHARE (1)      PRICE
----------      ----------------   ---------      ---------     ------------
Common  Stock          1,104,400     $ .365       $ 403,106        $ 51.07
$.001 par value
----------      ----------------   ---------      ---------     ------------
Total                  1,104,400                  $ 403,106        $ 51.07

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c ) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the bid and asked prices as of October 21, 2004.


                                    PAGE: II

                                EXPLANATORY NOTE

This registration statement includes two parts. The documents constituting the prospectus under Part I of this registration statement for the 2004 Non-Qualified Stock Compensation Plan (the "Plan Prospectus") will be sent or given to participants in the Stock Compensation Plan as specified by Rule 428(b) under the Securities Act of 1933 (the "Securities Act"). The Plan Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8. The second prospectus (the "Reoffer Prospectus") to be used in connection with reoffers and resales of HouseRaising's common stock issued to HouseRaising's directors as compensation for their services. The Reoffer Prospectus is filed as part of this registration statement as required by Form S-8.

PART  I  -  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1  -  PLAN  INFORMATION

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the HouseRaising, Inc. 2004 Non-Qualified Stock Compensation Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated herein by reference pursuant to
Item 3 of Part II of this registration statement, taken together, constitute the Plan Prospectus, meeting the requirements of Section 10(a) of the Securities Act. The Reoffer Prospectus to be used in connection with sales of common stock issued to HouseRaising's officers and directors as compensation for their services will be used to meet the requirements of Section 10(a) of the Securities Act with respect to those securities.

ITEM  2  -  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  INFORMATION

Upon written or oral request by a participant in the Plan listed in Item 1, HouseRaising will provide any of the documents incorporated by reference in Part II, Item 3 of this registration statement (which documents are incorporated by reference into the Plan Prospectus), as well as any other documents required to be delivered to participants pursuant to Rule 428(b). All of such documents and information will be available without charge. Any and all requests should be directed to Christine Carriker, HouseRaising, Inc., 4801 East Independence Boulevard, Suite 201, Charlotte, North Carolina 28212 (telephone:
704-532-2121).

                                    PAGE: I-1



                               REOFFER PROSPECTUS

                               HOUSERAISING, INC.
                  4801 EAST INDEPENDENCE BOULEVARD, SUITE 201
                        CHARLOTTE, NORTH CAROLINA 28212
                                 (704) 532-2121

                        1,104,400 SHARES OF COMMON STOCK

This reoffer prospectus relates to up to 1,104,400 shares of the common stock, par value $0.001 per share, of HouseRaising, Inc. ("HouseRaising") which may be offered from time to time by the selling shareholders, all of whom are HouseRaising's "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933). The selling shareholders acquired the shares pursuant to grants as compensation for their services as officers, directors, and advisors to HouseRaising.

Our  stock  is  traded on the Over-the-Counter Bulletin Board (the OTCBB, symbol
HRAI). On October 21, 2004, the average of the bid and ask price of our stock on the OTCBB was $.365 per share.

The selling shareholders may offer the shares for sale at prevailing prices on the OTCBB on the date of sale. They may also sell their shares in private transactions under Rule 144, pledge their shares from time to time, or make gifts of the shares.

We will not receive any proceeds from the sales of the shares by the selling shareholders. We paid the cost of the preparation of this prospectus and of registration. All brokerage commissions, discounts and other selling expenses will be incurred and borne by the individual selling shareholders.

Please  read  the  Risk  Factors  listed  on  page 4 of this reoffer prospectus.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. HouseRaising has not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus is accurate for any date other than the date on the front of this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 26, 2004


                                TABLE OF CONTENTS

1  -  SUMMARY  OF  THE  COMPANY  AND  THIS  OFFERING                           3
1.1   The  Company                                                             3
1.2   The  Offering                                                            3

2  -  RISK  FACTORS                                                            4
2.1   We need to grow through establishing and acquiring
      new design business                                                      4
2.2   We may not be able to successfully compete with
      other design operations                                                  4
2.3   If our president leaves, our operations and growth could be slowed       4
2.4   Our  business  is  subject  to  heavy  government  regulation            4
2.5   The sale of large amounts or our stock could reduce our stock price      5

3  -  USE  OF  PROCEEDS                                                        5

4  -  SELLING  SHAREHOLDERS                                                    5

5  -  PLAN  OF  DISTRIBUTION                                                   6

6  -  INCORPORATION  BY  REFERENCE                                             6

7  -  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                            8

DEALER  PROSPECTUS  DELIVERY  OBLIGATION:

UNTIL DECEMBER 6, 2004 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                    PAGE: 2



                               HOUSERAISING, INC.
                  4801 EAST INDEPENDENCE BOULEVARD, SUITE 201
                        CHARLOTTE, NORTH CAROLINA 28212
                                 (704) 532-2121

                        1,104,400 SHARES OF COMMON STOCK


1  -  SUMMARY  OF  THE  COMPANY  AND  THIS  OFFERING

This Reoffer Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Reoffer Prospectus.

1.1  THE  COMPANY

We own a proprietary process for designing and constructing custom homes more efficiently than prevailing systems today. Based on our designer's 20-plus years of experience in the construction industry, our system allows both builders and individuals to custom design homes and predict building costs with improved accuracy, in some cases as close as one-half of one percent of the actual building cost. We are developing this system for application throughout the United States, and have begun designing homes for construction in our first region in Charlotte, North Carolina.

1.2  THE  OFFERING

Common stock outstanding
on October 26, 2004                          32,017,262

Shares  offered  by  selling  shareholders   1,104,400

Shares  offered  by  HouseRaising  itself    None

Use  of Proceeds                             The  selling  shareholders  will
                                             receive all proceeds from the sales
                                             of  their  stock. HouseRaising will
                                             not  receive  any proceeds from the
                                             sale  of  shares  by  the  selling
                                             shareholders.

The sales may occur in transactions on the OTCBB at prevailing market prices or in private negotiated transactions. We are paying for the expenses incurred in registering the Shares, including legal fees.

The shares being sold are "control securities" under the Securities Act of 1933 (the "1933 Act") because they have been owned by officers, directors, and major shareholders who have control of the company. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for sales by the selling shareholders to the public without restriction. To our knowledge, the selling shareholders have no arrangement with any brokerage firm for the sale of the Shares. The selling shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.


                                    PAGE: 3


2  -  RISK  FACTORS

In this section we highlight the risks associated with our business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Prospectus.

2.1  WE  NEED  TO  GROW  THROUGH ESTABLISHING AND ACQUIRING NEW DESIGN BUSINESS.

Our success depends on our ability to continue to expand operations through the acquisition of new design business (meaning buying other companies that do our same type of custom home design work) or opening new branch offices throughout the nation to do our same type of custom home design work. Risks related to this type of acquisition and expansion include the risk that we could not efficiently operate additional businesses or branch offices, the existence of undisclosed actual or contingent liabilities associated with acquired designers, inability to fund working capital requirements of additional designers or branch offices, and inability to locate and/or establish branch offices which have a positive effect on our operations.

2.2  WE  MAY  NOT  BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER DESIGN OPERATIONS.

There are many other custom home designers that compete with us. Some are in-house at large custom home builders. Some are architectural firms. Others have software to design custom homes, which they sell to either the builder or the individual home buyer looking to create their own design. Many of these competitors are larger and better funded than we are, and have larger client bases and marketing budgets than we do. If we are unable to use our resources to successfully compete, our expansion and our future profitability will be harmed.

2.3  IF  OUR  PRESIDENT  LEAVES,  IT  COULD  SLOW  OUR  OPERATIONS  AND  GROWTH.

Our business will depend on the continued services of our president and founder, Robert V. McLemore. Our current design processes are based largely on his years of experience in the industry and his development of the proprietary design process itself. The loss of his services would be particularly detrimental in light of his management experience and his knowledge of the custom home design industry and of the proprietary process we use, which has enabled us to reduce legal risks, more effectively manage assets and make better design decisions over the past two years.


                                    PAGE: 4

2.4  OUR  BUSINESS  IS  SUBJECT  TO  HEAVY  GOVERNMENT  REGULATION.

The design and building of custom homes is governed by many different regulations, including environmental, zoning and building code requirements. These regulatory schemes vary to some extent from jurisdiction to jurisdiction. State or local regulations often limit the amount of revenues we can generate by limiting the size of lot that can be developed, the environmental impacts that must be taken into account, and other matters. Our success depends on continued compliance with state and local regulations, which could change or even prohibit our operations in the future.

2.5  THE  SALE  OF  LARGE  AMOUNTS  OF  OUR  STOCK COULD REDUCE OUR STOCK PRICE.

A large number of our common shares presently outstanding are now eligible for public sale under the Securities Act of 1933, and registration of the shares described in this Reoffer Prospectus will increase that amount. Possible or actual sales in the future by existing shareholders could depress the price of our stock in the open market.

3  -  USE  OF  PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the selling shareholders. They will receive those proceeds themselves.

4  -  SELLING  SHAREHOLDERS

The Shares to which this Reoffer Prospectus relates are being registered for reoffers and resales by the selling shareholders, who acquired them as compensation for their services as officers, directors and/or advisors of HouseRaising. The selling shareholders may resell all, a portion or none of such Shares from time to time.

Based on information available to us as of October 26, 2004, the table below sets forth the number of Shares of common stock owned by the selling shareholders, the number of Shares registered by this Reoffer Prospectus, and the number and percentage of outstanding Shares that the selling shareholders will own after the sale of the registered Shares, assuming all of the registered Shares are sold.



                                                                                             PERCENTAGE
SHAREHOLDER        RELATIONSHIP  TO   SHARES  OWNED     SHARES  OFFERED     SHARES OWNED     OWNED AFTER
                   HOUSERAISING       BEFORE  SALE      IN  SALE            AFTER SALE       SALE  (1)
--------------     ----------------   -------------     ---------------     ------------     -----------

Charles  M.        Chairman,                200,000             200,000              -0-              *
Skibo              Director & CEO

Sherron  Skibo     Spouse  of  above        100,000             100,000              -0-              *

Robert  V.         Director &            23,901,346             320,000       23,581,346           73.7%
McLemore           President                 (2)                                  (2)              (2)

Christine M.       Director, Secretary,   1,704,027             154,700        1,549,327            4.8%
Carriker           Treasurer

Tim  Carriker      Spouse of above            9,700               9,700              -0-              *

Grant Neerings     Director                 610,000             320,000          290,000              *
--------------     ----------------   -------------     ---------------     ------------     -----------
TOTAL                                    26,525,073           1,104,400       25,420,673           79.4%
--------------     ----------------   -------------     ---------------     ------------     -----------



*    An  asterisk  denotes  less  than  one  percent  (1  %)  ownership.

(1) Based on 32,017,262 shares of common stock issued and outstanding on October 26, 2004. The total percentage also includes the small asterisked percentages.
(2) Mr. McLemore personally owns 17,704,040 shares in his name or as beneficiary of a trust (before the proposed sale of his 320,000 shares), while his wife owns 6,197,306 shares which could be considered, but are not necessarily, under his control. His personal shares will be sold, which will reduce his personal holdings after the proposed sale to 17,384,040, and his percentage to 54.3%.


                                    PAGE: 5


5  -  PLAN  OF  DISTRIBUTION

The selling shareholders may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on the Over the Counter Bulletin Board System (OTCBB) maintained by broker-dealer members of the NASD, or in private negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. The selling shareholders will bear all selling and other expenses incurred themselves. In addition to any Shares sold pursuant to this prospectus, the selling shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

Neither HouseRaising nor the selling shareholders can be sure that the selling shareholders will sell all or any portion of the Shares offered.


                                    PAGE: 6


HouseRaising will pay all expenses in connection with this offering including the legal fees incurred in connection with the preparation of this registration statement and will not receive any proceeds from sales of any Shares by the selling shareholders.

6  -  INCORPORATION  BY  REFERENCE

The SEC allows HouseRaising to "incorporate by reference" information into this Reoffer Prospectus, which means that it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

The following documents filed by HouseRaising (SEC file number 333-119311) with the Commission are hereby incorporated by reference:

- The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission;

- The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the year ended December 31, 2003; and

- All documents subsequently filed by HouseRaising pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such documents shall be deemed incorporated by reference into this registration statement and to be a part hereof from the date such documents are filed. The statements in this document will modify and supersede any inconsistent statements contained in a document incorporated or deemed incorporated into this prospectus. Any statement that is modified or superseded does not, except as modified or superseded, constitute a part of this Prospectus.


                                    PAGE: 7


HouseRaising will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus. Requests should be directed to Christine Carriker at HouseRaising's executive offices, located at 4801 East Independence Boulevard, Suite 201, Charlotte, North Carolina, 28212. HouseRaising's telephone number is (704) 532-2121. Our website address is www.houseraising.com.

HouseRaising files annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's
EDGAR system. The SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other registrants that file reports electronically with the SEC. You may read and copy any materials that HouseRaising files with the SEC at its Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms. HouseRaising's common stock is traded on the Over the Counter Bulletin Board (OTCBB), under the symbol HRAI.

HouseRaising makes available to its shareholders a copy of its annual report on Form 10-KSB, which contains audited financial statements, and such other reports as HouseRaising, from time to time, deems appropriate or as may be required by law. HouseRaising uses the calendar year as our fiscal year.

You should rely only on the information contained in this document or to which this document has referred you. HouseRaising has not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted. The information in this prospectus is current as of October 26, 2004, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

7  -  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

North Carolina law permits a corporation to indemnify its directors, officers, employees and agents for certain liabilities and expenses, including liabilities and expenses arising under the Securities Act of 1933, under certain circumstances. Those circumstances provide that a director, officer, employee or agent may be indemnified if the person conducted himself in good faith and reasonably believed that his conduct was in the best interests of the corporation. A copy of Section 55-8-51 of Chapter 55 of the North Carolina General Statutes, also known as the North Carolina Business Corporation Act, that addresses indemnification of directors, officers, employees and agents, is attached hereto as Exhibit 99.1.

HouseRaising's Bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent provided by law. HouseRaising's Board of Directors may amend its bylaws in the future to alter such indemnification. The corporation also may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability. The corporation currently does not have any such insurance.

Although North Carolina law and HouseRaising's bylaws allow indemnification for directors, officers, and people who control the company, the Commission believes that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The effect of indemnification may be to limit the rights of HouseRaising and its stockholders (through stockholders' derivative suits on behalf of HouseRaising) to recover monetary damages and expenses against a director or officer for breach of fiduciary duty.


                                    PAGE: 8


PART II  -  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3  -  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company (SEC file number 333-119311) with the Commission are hereby incorporated by reference:

- The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission;

- The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the year ended December 31, 2003; and

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such documents shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date such documents are filed. The statements in this document will modify and supercede any inconsistent statements contained in a document incorporated or deemed incorporated in this prospectus. Any statement that is modified or superseded does not, except as modified or superseded, constitute a part of this Prospectus.

ITEM  4  -  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5  -  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

None.

ITEM  6  -  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

North Carolina law permits a corporation to indemnify its directors, officers, employees and agents for certain liabilities and expenses, including liabilities and expenses arising under the Securities Act of 1933, under certain circumstances. Those circumstances provide that a director, officer, employee or agent may be indemnified if the person conducted himself in good faith and reasonably believed that his conduct was in the best interests of the corporation. A copy of Section 55-8-51 of Chapter 55 of the North Carolina General Statutes, also known as the North Carolina Business Corporation Act, addressing indemnification of directors, officers, employees and agents, is attached hereto as Exhibit 99.1.

HouseRaising's Bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent provided by law. HouseRaising's Board of Directors may amend its bylaws in the future to alter such indemnification. The corporation also may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability. The corporation currently does not have any such insurance.

Although North Carolina law and HouseRaising's bylaws allow indemnification for directors, officers, and people who control the company, the Commission believes that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The effect of indemnification may be to limit the rights of HouseRaising and its stockholders (through stockholders' derivative suits on behalf of HouseRaising) to recover monetary damages and expenses against a director or officer for breach of fiduciary duty.


                                   PAGE: II-1


ITEM  7  -  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8  -  EXHIBITS.

The  following  exhibits  are  filed  as  part  of  this Registration Statement:

Certain of the Exhibits set forth in the following index are incorporated by reference.

23.1*     Consent  of  Accountant
23.2*     Consent  of  Law  Offices  of  Harold  H.  Martin,  P.A.
99.1* Copy of Section 55-8-51 of Chapter 55 of the North Carolina General Statutes, also known as the North Carolina Business Corporation Act, addressing indemnification of directors and officers

----------
*    Filed  with  this  Form  S-8.


                                   PAGE: II-2


ITEM  9  -  UNDERTAKINGS.

The  undersigned  registrant  undertakes:

(a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (1) include any prospectus required by section 10(a)(3) of the Securities Act.

     (2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission as required by to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (3) To include any additional or changed material information on the plan of distribution.

(b) That, for determining liability under the Securities Act of 1933, the Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering. The undersigned Registrant undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report as required by Section 13(a) or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Because indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, and controlling persons of the Registrant according to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   PAGE: II-3


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 26, 2004.



HOUSERAISING,  INC.


BY:  /s/  Robert  V.  McLemore
     -------------------------
     Robert  V.  McLemore,  President


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURES                         TITLE                        DATE

/s/  Robert  V.  McLemore      President  and  Director         October 26, 2004
-------------------------
Robert  V.  McLemore


/s/  Charles  Skibo            Chief  Executive  Officer        October 26, 2004
-------------------            and  Director
Charles  Skibo


/s/  Kristy  M.  Carriker      CFO,  Secretary, Treasurer       October 26, 2004
-------------------------      and Director
Kristy  M.  Carriker


/s/  Grant  Neering            Director                         October 26, 2004
-------------------
Grant  Neering


/s/  Thomas  E.  Schubert      Director                         October 26, 2004
-------------------------
Thomas  E.  Schubert


                                   PAGE: II-4